EXHIBIT 16

September 22, 2004

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by the Retirement Savings Plan for Employees of the First National Bank & Trust Company of the Treasure Coast (the “Plan”) (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Plan’s Form 8-K report dated September 22, 2004.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP